Exhibit 99_17iv

                                    [GRAPHIC]

                                                                        Heritage
                                                                      Growth and
                                                                    Income Trust
--------------------------------------------------------------------------------

                        --------------------------------

                                  Annual Report
                           and Investment Performance
                        Review for the Fiscal Year Ended
                               ------------------
                               September 30, 2004
                               ------------------

                        --------------------------------

                                    [GRAPHIC]

                                                                October 20, 2004

Dear Valued Shareholders:

It is a pleasure to report to you on the Heritage Growth and Income Trust (the "Fund") for the fiscal year ended September 30, 2004/(a)/. Stimulated by robust economic growth (3rd calendar quarter of 2003 seasonally adjusted at annual rates the Gross Domestic Product was up 7.4%) and sharply higher corporate profits, the market and the Fund got off to a positive start in the beginning of the fiscal year. Since that time, progress in the Fund has been challenging, with rallies in late spring and near the Fund's fiscal year end bringing a full year return/(a)/ of 7.57% for Class A shares. Please note that performance numbers quoted for Class A shares are shown without the imposition of a front-end or contingent deferred sales charge. If reflected, the imposition of a front-end or contingent deferred sales charge would reduce the performance. In addition, the performance data quoted represents past performance and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. Please remember, past performance does not guarantee future results and current performance may be higher or lower than the performance data quoted. To obtain more current performance please visit the Heritage website at www.HeritageFunds.com.

The table below compares the total return for the Fund's Class A shares with the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index")/(b)/, the Fund's benchmark index, for the fiscal year ended September 30, 2004. Note that returns are for investors who held shares for the entire period, with the assumption that all dividends were reinvested in additional shares of the same class.

                                                  For the Fiscal Year Ended
                                                         September 30, 2004
                                                  -------------------------
Heritage Growth and Income Trust Class A shares             +7.57%
S&P 500 Index                                              +13.87%

Reflecting on performance over the year, it is no surprise that with oil prices having risen dramatically, integrated oil companies would be prominent gainers among portfolio holdings. Interestingly, at this time last year, oil was among the few industry sectors expected to have lower earnings in 2004 than in 2003. This highlights just how much of a surprise the rise in oil prices has been. Amerada Hess, Marathon Oil, ExxonMobil, Unocal, and Petrobras were among the best performing stocks in the Fund. Amerada Hess and Marathon Oil reached target prices and are no longer held.

A number of our holdings in the healthcare industry also provided good returns. The Fund was, and continues to be, mostly invested in the service segment of the industry where stocks such as Caremark Rx, Quest Diagnostics, UnitedHealth Group, and Anthem have contributed positively to performance. Quest attained a target price and is no longer held. Guidant (a recent purchase) and Genzyme in the equipment and biotech segments, respectively, also contributed meaningfully. Long time holding Genzyme reached target levels and has been sold. Guidant remains in the portfolio for its leadership position in cardiac rhythm management and potential to ultimately gain

----------
/(a)/ The views expressed here are not meant as investment advice. Although some of the described portfolio holdings were viewed favorably as of the date of this letter, there is no guarantee the Fund will continue to hold these securities in the future. Please consider the investment objectives, risks, charges and expenses of any fund carefully before investing. Contact Heritage at (800) 421-4184 or your financial advisor for a prospectus, which contains this and other important information about the Fund. Read the prospectus carefully before you invest.
/(b)/ The S&P 500 is an unmanaged index of 500 widely held stocks that are considered representative of the U.S. stock market. Keep in mind that individuals cannot invest directly in any index, and index performance does not include transaction costs or other fees, which will affect actual investment performance.

a leading position in treating heart disease with drug eluting stents. Prior to the introduction of a drug eluting stent by a competitor, Guidant was an industry leader.

Other material contributors to positive performance include: Aon, Boston Properties, E*Trade Financial, and Lincoln National. Boston Properties attained our price expectations and was sold. In addition, each of the others has been reduced, reflecting risk control considerations such as position size. E*Trade Financial is classified by us as an emerging franchise and trimming this position after a significant rise is illustrative of how we manage risk yet retain positions in "winners" for their longer-term potential.

A number of our retail holdings performed well during the period, including two issues that were fairly recent portfolio additions, Tesco and Kingfisher. These may not be familiar retail names to you because they are based in the UK. These companies are industry leaders (supermarkets and home repairs, respectively) in the UK and both are pursuing expansion potential outside the UK, including in the emerging markets of Eastern Europe and the Far East. Their Management have executed well in the past, and both stocks offer attractive dividend yields. You may have noticed that our number of non-U.S. holdings has increased. These holdings are consistent with the Fund's primary investment objective of long term capital appreciation and secondarily, current income.

The Fund's portfolio is much more focused than the S&P 500 Index benchmark and many other competitive funds, with currently 43 holdings, including three bond positions. Our philosophy is that though the portfolio will be diversified, a more concentrated portfolio can more dynamically reflect the results of effective fundamental research and stock selection. Relative to the Fund's benchmark, this did not happen in its 2004 fiscal year. The period from April 2004 to August 2004 was particularly disappointing. Investors' fears of an aborted profits recovery pressured the U.S. economy and market sensitive holdings. Information technology holdings, including internet related issues such as IAC/InterActiveCorp and Doubleclick, were particularly poor performers, both absolutely and relative to the sector. Business execution at these companies and two other technology holdings, Seagate Technology and Hewlett Packard, was disappointing. Each of these holdings has been eliminated from the portfolio.

Corporate bonds remain a small portion of the portfolio. Nonetheless, a holding in Delta Airlines hurt performance. Fuel prices rose well beyond our expectations, undermining confidence in cash flow adequacy. Offsetting operating cost savings have not been forthcoming so the bonds have been sold.

One of our largest holdings, Fannie Mae, has been persistently in the news. Its government overseer has recently issued a report damaging to the reputation of management, alleging inadequate documentation discipline with regard to derivative hedges. By agreement with its regulator, Fannie Mae will be rebuilding capital for several quarters, a process that will likely constrain growth below prior expectations. While the stock's valuation appears to fully reflect the current controversy, we have recently trimmed our exposure.

As we start the new fiscal year, a litany of issues is foremost in investor awareness. Iraq, oil prices, interest rates, the dollar, the trade imbalance and budget deficit, and economic growth will likely remain the general issues of the day for investors. We believe that favorable developments with regard to any of these issues (most are linked) would likely be good for the economy and stocks. We believe that a portfolio of stocks such as our Fund, selected for both their promise and discount valuations, would seem to be positioned to benefit. Additions to the portfolio are made on the basis of individual stock attributes. Recent additions have been mostly in the very large capitalization market segment and as mentioned above, have included a number of foreign issues as well. Please review the holdings by industry on the following pages and the summary of sector diversification provided separately. In addition, please take into consideration that the Fund is still subject to market risks, and the price of the portfolio holdings may decline or fluctuate based on a broad market decline or market volatility. In addition, as the Fund's name implies, the Fund invests in growth companies that are expected to increase their earnings at a certain rate. When these expectations are not met, investors may punish the stock's price excessively, even if earnings showed an absolute increase. The Fund also invests in income-producing securities that may be subject to interest rate risk. If interest rates rise, the market value of these securities may fall and thus reduce the Fund's return. We strongly recommend that you review the Fund's prospectus and become aware of the risks involved with your investment. Thank you very much for your continued confidence and trust.

Sincerely,                               Sincerely,


/s/ Richard K. Riess                     /s/ William V. Fries
--------------------------------         -------------------------------------
Richard K. Riess                         William V. Fries, CFA
President                                Managing Director
Heritage Growth and Income Trust         Thornburg Investment Management, Inc.
                                         Portfolio Manager
                                         Heritage Growth and Income Trust

                             [GRAPHIC APPEARS HERE]

                             [GRAPHIC APPEARS HERE]

* Average annual returns for Heritage Growth and Income Trust Class A and B shares are calculated in conformance with Item 21 of Form N-1A, which assumes the maximum sales charge of 4.75% for Class A shares, a contingent deferred sales charge for Class B shares (4% for the one year period, 1% for the five year period and 0% for the life of Class B shares) and reinvestment of dividends for Class A and B shares. Performance presented represents historical data. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The Fund's past performance is not indicative of future performance and should be considered in light of the Fund's investment policy and objectives, the characteristics and quality of its portfolio securities, and the periods selected. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

                             [GRAPHIC APPEARS HERE]

* Average annual returns for Heritage Growth and Income Trust Class C shares are calculated in conformance with Item 21 of Form N-1A, which assumes reinvestment of dividends for Class C shares. Performance presented represents historical data. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The Fund's past performance is not indicative of future performance and should be considered in light of the Fund's investment policy and objectives, the characteristics and quality of its portfolio securities, and the periods selected. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

--------------------------------------------------------------------------------
                       Heritage Growth and Income Trust
                             Portfolio Allocation
                                  (unaudited)
--------------------------------------------------------------------------------

         Sector Allocation as of September 30, 2004 (% of net assets)

                                     [CHART]

                                    Pie chart

Financial  Consumer Non-cyclical  Energy  Communications  Consumer, Cyclical  Industrial  Technology  Other Sectors  Cash/Other
---------  ---------------------  ------  --------------  ------------------  ----------  ----------  -------------  ----------
   32%              22%             11%         9%                9%              5%          4%            4%           4%

Beginning with the Fund's fiscal quarter ending December 31, 2004, the Fund will file its complete schedule of portfolio holdings with the Securities Exchange Comission ("SEC") for the first and third quarters of each fiscal year on Form N-Q; the Fund's Forms N-Q will be available on the SEC's website at http://www.sec.gov; and the Fund's Forms N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

--------------------------------------------------------------------------------
                       Heritage Growth and Income Trust
                      Understanding Your Fund's Expenses
                                  (unaudited)
--------------------------------------------------------------------------------

Understanding Your Fund's Expenses
     As a mutual fund investor, you pay ongoing expenses, such as management fees, distribution fees and other expenses. Using the tables below, you can estimate how these expenses affect your investment and compare them with the expenses of other funds. Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect one-time transaction expenses, such as sales charges (loads) or redemption fees. Therefore, if these transactional costs were included, your costs would have been higher. For more information, see your Fund's prospectus or talk to your financial adviser.

Review Your Fund's Actual Expenses
     The table below shows the actual expenses you would have paid on a $1,000 investment in Heritage Growth and Income Trust on April 1, 2004 and held through September 30, 2004. It also shows how much a $1,000 investment would be worth at the close of the period, assuming actual returns after ongoing expenses. This table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the line under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

            Beginning           Ending
          Account Value     Account Value      Expenses Paid
Actual    April 1, 2004   September 30, 2004   During Period*
-------   -------------   ------------------   --------------
Class A      $1,000              $961              $ 6.62
Class B      $1,000              $957              $10.27
Class C      $1,000              $957              $10.27

Hypothetical Example for Comparison Purposes
     All mutual funds now follow guidelines to assist shareholders in comparing expenses between different funds. Per these guidelines, the table below shows your Fund's expenses based on a $1,000 investment, assuming a hypothetical 5% annualized return before ongoing expenses invested at the beginning of the period and held for the entire period. Please note that you should not use this information to estimate your actual ending account balance and expenses paid during the period. You can use this information to compare the ongoing expenses (but not transaction expenses or total costs) of investing in the Fund with those of other funds. All mutual fund shareholder reports will provide this information to help you make this comparison.

                                             Beginning           Ending
                                           Account Value     Account Value      Expenses Paid
Hypothetical (5% return before expenses)   April 1, 2004   September 30, 2004   During Period*
----------------------------------------   -------------   ------------------   --------------
Class A                                        $1,000            $1,018             $ 6.81
Class B                                        $1,000            $1,014             $10.58
Class C                                        $1,000            $1,014             $10.58

----------
* Expenses are calculated using the Fund's annualized expense ratios for Class A (1.35%), Class B (2.10%) and Class C (2.10%) shares, multiplied by the average account value for the period, then multiplying the result by the actual number of days in the period (183); and then dividing that result by the actual number of days in the fiscal year (366).

--------------------------------------------------------------------------------
                       Heritage Growth and Income Trust
                             Investment Portfolio
                              September 30, 2004
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                               -----------
Common Stocks--92.1% (a)
Domestic--70.5%
Agriculture--2.5%
   39,400 Altria Group Inc.                                          $ 1,853,376
                                                                     -----------
Airlines--2.4%
   131,946 Southwest Airlines Company                                  1,797,105
                                                                     -----------
Banks--5.6%
   42,600 Bank of America Corporation                                  1,845,858
   78,500 The Bank of New York
           Company, Inc.                                               2,289,845
                                                                     -----------
                                                                       4,135,703
                                                                     -----------
Broadcasting Services/Programs--2.1%
   56,900 Fox Entertainment Group, Inc.,
           Class "A"*                                                  1,578,406
                                                                     -----------
Cosmetics/Personal Care--1.6%
   26,200 Colgate-Palmolive Company                                    1,183,716
                                                                     -----------
Diversified Manufacturer--3.1%
   68,800 General Electric Company                                     2,310,304
                                                                     -----------
Financial Services--10.2%
   44,200 Citigroup Inc.                                               1,950,104
   75,400 E*TRADE Financial Corporation*                                 861,068
   33,200 Fannie Mae                                                   2,104,880
   40,200 Nuveen Investments, Inc.,
           Class "A"                                                   1,189,920
   29,000 T. Rowe Price Group, Inc.                                    1,477,260
                                                                     -----------
                                                                       7,583,232
                                                                     -----------
Healthcare Products--1.9%
   20,900 Guidant Corporation                                          1,380,236
                                                                     -----------
Healthcare Services--6.2%
   16,300 Anthem, Inc.*                                                1,422,175
   69,900 Health Management Associates, Inc.,
           Class "A"                                                   1,428,057
   23,300 UnitedHealth Group Inc.                                      1,718,142
                                                                     -----------
                                                                       4,568,374
                                                                     -----------
Insurance--8.0%
   21,500 American International Group,
           Inc.                                                        1,461,785
   57,100 Aon Corporation                                              1,641,054
   26,300 Lincoln National Corporation                                 1,236,100
   48,500 The St. Paul Travelers
           Companies, Inc.                                             1,603,410
                                                                     -----------
                                                                       5,942,349
                                                                     -----------
Logic Semiconductors--0.9%
   32,700 Texas Instruments Inc.                                         695,856
                                                                     -----------
Oil & Gas--6.8%
   61,200 Exxon Mobil Corporation                                    $ 2,957,796
   48,800 Unocal Corporation                                           2,098,400
                                                                     -----------
                                                                       5,056,196
                                                                     -----------
Pharmaceuticals--4.7%
   41,700 Caremark Rx, Inc.*                                           1,337,319
   71,000 Pfizer, Inc.                                                 2,172,600
                                                                     -----------
                                                                       3,509,919
                                                                     -----------
Retail--3.8%
   24,700 Lowe's Companies Inc.                                        1,342,445
   32,500 Target Corporation                                           1,470,625
                                                                     -----------
                                                                       2,813,070
                                                                     -----------
Software--3.5%
   93,200 Microsoft Corporation                                        2,576,980
                                                                     -----------
Telecommunications--5.0%
   35,400 ALLTEL Corporation                                           1,943,814
   43,500 NII Holdings, Inc.*                                          1,792,635
                                                                     -----------
                                                                       3,736,449
                                                                     -----------
Transportation--2.2%
   27,500 Union Pacific Corporation                                    1,611,500
                                                                     -----------
Total Domestic Common Stocks
   (cost $50,162,555)                                                 52,332,771
                                                                     -----------
Foreign--21.6%
Banks--4.9%
   222,300 Barclays PLC                                                2,132,007
   189,600 Lloyds TSB Group, PLC                                       1,480,445
                                                                     -----------
                                                                       3,612,452
                                                                     -----------
Electric--2.1%
   50,500 Scottish Power PLC, Sponsored
           ADR                                                         1,557,420
                                                                     -----------
Financial Services--3.5%
   754,900 China Merchants Holdings
           (International) Co. Ltd                                     1,137,473
   75,000 W.P. Stewart & Co., Ltd.,
           Sponsored ADR                                               1,499,250
                                                                     -----------
                                                                       2,636,723
                                                                     -----------
Food--3.5%
  500,000 Tesco PLC                                                    2,580,886
                                                                     -----------
Oil & Gas--2.5%
   53,400 Petroleo Brasileiro SA,
           Sponsored ADR                                               1,882,350
                                                                     -----------
Pharmaceuticals--2.2%
   37,300 Glaxo Wellcome, PLC,
           Sponsored ADR                                               1,631,129
                                                                     -----------

The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                       Heritage Growth and Income Trust
                             Investment Portfolio
                              September 30, 2004
                                  (continued)
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                               -----------
Common Stocks (continued)
Retail--2.9%
388,900 Kingfisher PLC                                               $ 2,169,274
                                                                     -----------
Total Foreign Common Stocks (cost $14,806,517)                        16,070,234
                                                                     -----------
Total Common Stocks (cost $64,969,072)                                68,403,005
                                                                     -----------

Principal
 Amount
 ------
Convertible Bonds--0.7% (a)
Telecommunications--0.7%
$1,000,000 Level 3 Communications, Inc.,
              6.0%, 03/15/10                                             505,000
                                                                     -----------
Total Convertible Bonds (cost $582,341)                                  505,000
                                                                     -----------
Corporate Bonds--2.8% (a)
Pipelines--1.3%
 1,000,000 EL Paso Corporation,
              7.375%, 12/15/12                                           965,000
                                                                     -----------
Telecommunications--1.5%
 1,500,000 Level 3 Communications, Inc.,
              9.125%, 05/01/08                                         1,102,500
                                                                     -----------
Total Corporate Bonds (cost $1,963,133)                                2,067,500
                                                                     -----------
Total Investment Portfolio excluding repurchase
   agreement (cost $67,514,546)                                       70,975,505
                                                                     -----------

                                                                        Value
                                                                     -----------
Repurchase Agreement--3.6% (a)
------------------------------
Repurchase Agreement with State Street Bank and
Trust Company, dated September 30, 2004 @
1.65% to be repurchased at $2,687,123 on October
1, 2004, collateralized by $1,870,000 United States
Treasury Bonds, 8.75% due August 15, 2020,
(market value $2,731,003 including interest)
(cost $2,687,000)                                                    $ 2,687,000
                                                                     -----------
Total Investment Portfolio
 (cost $70,201,546) (b), 99.2% (a)                                    73,662,505
                                                                     -----------
Other Assets and Liabilities, net, 0.8% (a)                              628,621
                                                                     -----------
Net Assets, 100.0%                                                   $74,291,126
                                                                     ===========
----------
*    Non-income producing security.
(a)  Percentages indicated are based on net assets.
(b) The aggregate identified cost for federal income tax purposes is the same. Market value includes net unrealized appreciation of $3,460,959 which consists of aggregate gross unrealized appreciation for all securities in which there is an excess of market value over tax cost of $6,386,437 and aggregate gross unrealized depreciation for all securities in which there is an excess of tax cost over market value of $2,925,478.
ADR--American Depository Receipt.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                       Heritage Growth and Income Trust
                      Statement of Assets And Liabilities
                              September 30, 2004
--------------------------------------------------------------------------------

Assets
Investments, at value (identified cost $67,514,546)                                                                     $70,975,505
Repurchase agreement (identified cost $2,687,000)                                                                         2,687,000
Cash                                                                                                                            47
Receivables:
  Investments sold                                                                                                          441,172
  Fund shares sold                                                                                                          203,384
  Dividends and interest                                                                                                    336,207
Deferred state qualification expenses                                                                                        11,256
Prepaid insurance                                                                                                             3,573
                                                                                                                        -----------
    Total assets                                                                                                        $74,658,569
                                                                                                                        ===========

Liabilities
Payables:
  Fund shares redeemed                                                                                       $201,520
Accrued management fee                                                                                         27,180
Accrued distribution fee                                                                                       35,605
Accrued shareholder servicing fee                                                                              27,769
Accrued fund accounting fee                                                                                    16,500
Other accrued expenses                                                                                         58,869
                                                                                                             --------
    Total liabilities                                                                                                       367,443
                                                                                                                        -----------
Net assets, at market value                                                                                             $74,291,126
                                                                                                                        ===========

Net Assets
Net assets consist of:
  Paid-in capital                                                                                                       $74,092,045
  Undistributed net investment income                                                                                       256,326
  Accumulated net realized loss                                                                                          (3,518,204)
  Net unrealized appreciation on investments                                                                              3,460,959
                                                                                                                        -----------
Net assets, at market value                                                                                             $74,291,126
                                                                                                                        ===========

Class A shares
Net asset value and redemption price per share ($41,208,704 divided by 3,493,311 shares of beneficial
 interest outstanding, no par value)                                                                                    $     11.80
                                                                                                                        ===========
  Maximum offering price per share (100/95.25 of $11.80)                                                                $     12.39
                                                                                                                        ===========

Class B shares
Net asset value, offering price and redemption price per share ($7,024,823 divided by 607,155 shares of
 beneficial interest outstanding, no par value)                                                                         $     11.57
                                                                                                                        ===========

Class C shares
Net asset value, offering price and redemption price per share ($26,057,599 divided by 2,251,535 shares of
 beneficial interest outstanding, no par value)                                                                         $     11.57
                                                                                                                        ===========

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                        Heritage Growth and Income Trust
                             Statement of Operations
                  For the Fiscal Year Ended September 30, 2004
--------------------------------------------------------------------------------

Investment Income
Income:
  Dividends                                                                    $1,392,752
  Interest                                                                        549,402
                                                                               ----------
    Total income                                                                1,942,154
Expenses:
  Management fee                                                    $546,525
  Distribution fee (Class A)                                         103,274
  Distribution fee (Class B)                                          71,494
  Distribution fee (Class C)                                         244,110
  Shareholder servicing fees                                         105,658
  Professional fees                                                   83,478
  Fund accounting fee                                                 59,989
  State qualification expenses                                        43,179
  Reports to shareholders                                             26,279
  Custodian fee                                                       22,979
  Trustees' fees and expenses                                         16,698
  Insurance                                                            5,003
  Other                                                                3,239
                                                                    --------
    Total expenses                                                              1,331,905
    Fees waived by Manager                                                       (111,456)
                                                                               ----------
    Total expenses after waiver                                                 1,220,449
                                                                               ----------
Net investment income                                                             721,705
                                                                               ----------

Realized and Unrealized Gain on Investments
Net realized gain from investment transactions                                  3,397,390
Net unrealized appreciation of investments during the fiscal year                  37,373
                                                                               ----------
Net gain on investments                                                         3,434,763
                                                                               ----------
Net increase in net assets resulting from operations                           $4,156,468
                                                                               ==========

--------------------------------------------------------------------------------
                      Statements of Changes in Net Assets
--------------------------------------------------------------------------------

                                                                                           For the Fiscal Years Ended
                                                                                    ---------------------------------------
                                                                                    September 30, 2004   September 30, 2003
                                                                                    ------------------   ------------------
Increase in net assets:
Operations:
  Net investment income                                                                $   721,705          $   472,419
  Net realized gain (loss) from investment transactions                                  3,397,390           (1,970,650)
  Net unrealized appreciation of investments during the fiscal year                         37,373           12,239,253
                                                                                       -----------          -----------
  Net increase in net assets resulting from operations                                   4,156,468           10,741,022
Distributions to shareholders from:
  Net investment income Class A shares, ($0.14 and $0.11 per share, respectively)         (481,050)            (365,425)
  Net investment income Class B shares, ($0.04 and $0.05 per share, respectively)          (26,120)             (22,491)
  Net investment income Class C shares, ($0.04 and $0.05 per share, respectively)          (88,744)             (70,377)
                                                                                       -----------          -----------
Net Distributions to shareholders                                                         (595,914)            (458,293)
Increase in net assets from Fund share transactions                                      9,431,841            4,167,045
                                                                                       -----------          -----------
Increase in net assets                                                                  12,992,395           14,449,774
Net assets, beginning of fiscal year                                                    61,298,731           46,848,957
                                                                                       -----------          -----------
Net assets, end of fiscal year (including undistributed net investment income of
 $256,326 and $124,686, respectively)                                                  $74,291,126          $61,298,731
                                                                                       ===========          ===========

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                       Heritage Growth and Income Trust
                             Financial Highlights
--------------------------------------------------------------------------------

The following table includes selected data for a share outstanding throughout each period and other performance information derived from the financial statements.

                                                             Class A Shares*                            Class B Shares*
                                                ----------------------------------------  ----------------------------------------
                                                       For the Fiscal Years Ended                For the Fiscal Years Ended
                                                              September 30                              September 30
                                                ----------------------------------------  ----------------------------------------
                                                 2004    2003     2002     2001    2000    2004    2003     2002     2001    2000
                                                ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
Net asset value, beginning of fiscal year       $11.10  $ 9.07  $ 11.33  $ 15.40  $14.95  $10.88  $ 8.90  $ 11.15  $ 15.21  $14.76
                                                ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
Income from Investment Operations:
  Net investment income                           0.16    0.12     0.11     0.15    0.19    0.07    0.04     0.02     0.04    0.08
  Net realized and unrealized gain (loss) on
   investments                                    0.68    2.02    (2.28)   (1.59)   0.51    0.66    1.99    (2.23)   (1.55)   0.50
                                                ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
  Total from Investment Operations                0.84    2.14    (2.17)   (1.44)   0.70    0.73    2.03    (2.21)   (1.51)   0.58
                                                ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
Less Distributions:
  Dividends from net investment income           (0.14)  (0.11)   (0.09)   (0.11)  (0.25)  (0.04)  (0.05)   (0.04)   (0.03)  (0.13)
  Distributions from net realized gains             --      --       --    (2.52)     --      --      --       --    (2.52)     --
                                                ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
  Total Distributions                            (0.14)  (0.11)   (0.09)   (2.63)  (0.25)  (0.04)  (0.05)   (0.04)   (2.55)  (0.13)
                                                ------  ------  -------  -------  ------  ------  ------  -------  -------  ------
Net asset value, end of fiscal year             $11.80  $11.10  $  9.07  $ 11.33  $15.40  $11.57  $10.88  $  8.90  $ 11.15  $15.21
                                                ======  ======  =======  =======  ======  ======  ======  =======  =======  ======
Total Return (%) (a)                              7.57   23.82   (19.29)  (10.47)   4.74    6.73   22.82   (19.91)  (11.04)   3.95
Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived/recovered (%)             1.35    1.35     1.35     1.35    1.33    2.10    2.10     2.10     2.10    2.08
   Without expenses waived/recovered (%)          1.50    1.61     1.59     1.48    1.33    2.25    2.36     2.34     2.23    2.08
  Net investment income to average daily net
   assets (%)                                     1.31    1.20     0.98     1.08    1.27    0.56    0.44     0.22     0.30    0.55
  Portfolio turnover rate (%)                       80      82       72      178      58      80      82       72      178      58
  Net assets, end of fiscal year ($ millions)       41      36       29       33      46       7       6        4        4       4

                                                             Class C Shares*
                                                ----------------------------------------
                                                       For the Fiscal Years Ended
                                                              September 30
                                                ----------------------------------------
                                                 2004    2003     2002     2001    2000
                                                ------  ------  -------  -------  ------
Net asset value, beginning of fiscal year       $10.88  $ 8.90  $ 11.14  $ 15.21  $14.76
                                                ------  ------  -------  -------  ------
Income from Investment Operations:
  Net investment income                           0.07    0.04     0.02     0.04    0.08
  Net realized and unrealized gain (loss) on
   investments                                    0.66    1.99    (2.22)   (1.56)   0.50
                                                ------  ------  -------  -------  ------
  Total from Investment Operations                0.73    2.03    (2.20)   (1.52)   0.58
                                                ------  ------  -------  -------  ------
Less Distributions:
  Dividends from net investment income           (0.04)  (0.05)   (0.04)   (0.03)  (0.13)
  Distributions from net realized gains             --      --       --    (2.52)     --
                                                ------  ------  -------  -------  ------
  Total Distributions                            (0.04)  (0.05)   (0.04)   (2.55)  (0.13)
                                                ------  ------  -------  -------  ------
Net asset value, end of fiscal year             $11.57  $10.88  $  8.90  $ 11.14  $15.21
                                                ======  ======  =======  =======  ======
Total Return (%) (a)                              6.73   22.82   (19.83)  (11.12)   3.95
Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived/recovered (%)             2.10    2.10     2.10     2.10    2.08
   Without expenses waived/recovered (%)          2.25    2.36     2.34     2.23    2.08
  Net investment income to average daily net
   assets (%)                                     0.57    0.45     0.21     0.32    0.55
  Portfolio turnover rate (%)                       80      82       72      178      58
  Net assets, end of fiscal year ($ millions)       26      19       14       13      16

----------
* Per share amounts have been calculated using the monthly average share method.
(a) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                        Heritage Growth and Income Trust
                          Notes to Financial Statements
--------------------------------------------------------------------------------

Note 1: Significant Accounting Policies. Heritage Growth and Income Trust (the "Fund") is organized as a Massachusetts business trust and is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Fund's investment objective is to primarily seek long-term capital appreciation and, secondarily, to seek current income. The Fund currently offers Class A and Class C shares to the public. Effective February 1, 2004, Class B shares were not available for direct purchase. Class B shares will continue to be available through exchanges and dividend reinvestments as described in the Fund's prospectus. Class A shares are sold subject to a maximum sales charge of 4.75% of the amount invested payable at the time of purchase. For Class A share investments greater than $1 million, where a sales charge is waived, those shares may be subject to a maximum contingent deferred sales charge of 1% upon redemptions made in less than 18 months of purchase. Class B shares were sold and are still subject to a 5% maximum contingent deferred sales charge (based on the lower of purchase price or redemption price), declining over a six-year period. Class C shares are sold subject to a contingent deferred sales charge of 1% of the lower of net asset value or purchase price payable upon any redemption made in less than one year of purchase. The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates and those differences could be material. The following is a summary of significant accounting policies:

        Security Valuation: The Fund values investment securities at market value based on the last quoted sales price as reported by the principal securities exchange on which the security is traded. If the security is traded on the Nasdaq Stock Market, the official NASDAQ closing price is used. If no sale is reported, market value is based on the most recent quoted bid price. In the absence of a market quote, when prices are not reflective of market value, or when a significant event has been recognized with respect to a security, securities are valued using such methods as the Board of Trustees believes would reflect fair market value. Investments in certain debt instruments not traded in an organized market are valued on the basis of valuations furnished by independent pricing services or broker/dealers that utilize information with respect to market transactions in such securities or comparable securities, quotations from dealers, yields, maturities, ratings and various relationships between securities. Securities that are quoted in a foreign currency will be valued daily in U.S. dollars at the foreign currency exchange rates prevailing at the time the Fund calculates its daily net asset value per share. Short-term investments having a maturity of 60 days or less are valued at amortized cost, which approximates market value.

        Foreign Currency Transactions: The books and records of the Fund are maintained in U.S. dollars. Foreign currency transactions are translated into U.S. dollars on the following basis: (i) market value of investment securities, other assets and other liabilities at the daily rates of exchange, and (ii) purchases and sales of investment securities, dividend and interest income and certain expenses at the rates of exchange prevailing on the respective dates of such transactions. The Fund does not isolate that portion of gains and losses on investments which is due to changes in foreign exchange rates from that which is due to changes in market prices of the investments. Such fluctuations are included with the net realized and unrealized gains and losses from investments. Net realized gain (loss) and unrealized appreciation (depreciation) from foreign currency transactions include gains and losses between trade and settlement date on securities transactions, gains and losses arising from the purchase and sale of foreign currency and gains and losses between the ex and payment dates on dividends, interest, and foreign withholding taxes.

        Repurchase Agreements: The Fund enters into repurchase agreements whereby the Fund, through its custodian, receives delivery of the underlying securities, the market value of which at the time of purchase is required to be an amount equal to at least 100% of the resale price. Repurchase agreements involve the risk that the seller will fail to repurchase the security, as agreed. In that case, the Fund will

--------------------------------------------------------------------------------
                        Heritage Growth and Income Trust
                          Notes to Financial Statements
                                   (continued)
--------------------------------------------------------------------------------

        bear the risk of market value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

        Federal Income Taxes: The Fund is treated as a single corporate taxpayer as provided for in the Tax Reform Act of 1986, as amended. The Fund's policy is to comply with the requirements of the Internal Revenue Code of 1986, as amended, which are applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Accordingly, no provision has been made for federal income and excise taxes.

        Distribution of Income and Gains: Distributions of net investment income are made quarterly. Net realized gains from investment transactions during any particular year in excess of available capital loss carryforwards, which, if not distributed, would be taxable to the Fund, will be distributed to shareholders in the following fiscal year. The Fund uses the identified cost method for determining realized gain or loss on investments for both financial and federal income tax reporting purposes.

        Expenses: The Fund is charged for those expenses that are directly attributable to it, while other expenses are allocated proportionately among the Heritage mutual funds based upon methods approved by the Board of Trustees. Expenses that are directly attributable to a specific class of shares, such as distribution fees, are charged directly to that class. Other expenses of the Fund are allocated to each class of shares based upon their relative percentage of net assets.

        Other: Investment security transactions are accounted for on a trade date basis. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Interest income is recorded on the accrual basis.

        In the normal course of business the Fund enters into contracts that contain a variety of representations and warranties, which provide general indemnifications. The Fund's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.

Note 2: Fund Shares. At September 30, 2004, there were an unlimited number of shares of beneficial interest of no par value authorized.

        Transactions in Class A, B and C shares of the Fund during the fiscal year ended September 30, 2004, were as follows:

                                   Class A Shares         Class B Shares         Class C Shares
                               ----------------------  --------------------  ----------------------
                                 Shares      Amount     Shares     Amount      Shares      Amount
                               ---------  -----------  -------  -----------  ---------  -----------
Shares sold                      882,511  $10,550,190  143,884  $ 1,675,311    817,719  $ 9,614,700
Shares issued on
  reinvestment of
  distributions                   36,873      436,464    1,966       23,097      7,109       83,543
Shares redeemed                 (690,112)  (8,137,136) (89,656)  (1,036,047)  (326,006)  (3,778,281)
                               ---------  -----------  -------  -----------  ---------  -----------
Net increase                     229,272  $ 2,849,518   56,194  $   662,361    498,822  $ 5,919,962
                                          ===========           ===========             ===========
Shares outstanding:
   Beginning of fiscal year    3,264,039               550,961               1,752,713
                               ---------               -------               ---------
   End of fiscal year          3,493,311               607,155               2,251,535
                               =========               =======               =========

--------------------------------------------------------------------------------
                        Heritage Growth and Income Trust
                          Notes to Financial Statements
                                   (continued)
--------------------------------------------------------------------------------

        Transactions in Class A, B and C shares of the Fund during the fiscal year ended September 30, 2003, were as follows:

                                Class A Shares          Class B Shares         Class C Shares
                            ----------------------  ---------------------  ----------------------
                              Shares      Amount     Shares      Amount      Shares      Amount
                            ---------  -----------  --------  -----------  ---------  -----------
Shares sold                   736,559  $ 7,597,585   193,173  $ 1,931,884    818,016  $ 8,110,112
Shares issued on
  reinvestment of
  distributions                33,933      333,952     2,065       20,038      6,763       65,558
Shares redeemed              (654,351)  (6,584,120) (124,321)  (1,183,555)  (646,830)  (6,124,409)
                            ---------  -----------  --------  -----------  ---------  -----------
Net increase                  116,141  $ 1,347,417    70,917  $   768,367    177,949  $ 2,051,261
                                       ===========            ===========             ===========
Shares outstanding:
  Beginning of fiscal
    year                    3,147,898                480,044               1,574,764
                            ---------               --------               ---------
  End of fiscal year        3,264,039                550,961               1,752,713
                            =========               ========               =========

Note 3: Purchases and Sales of Securities. For the fiscal year ended September 30, 2004, purchases and sales of investment securities (excluding repurchase agreements and short-term obligations) aggregated $64,336,857 and $56,843,612, respectively.

Note 4: Management, Subadvisory, Distribution, Shareholder Servicing Agent, Fund Accounting and Trustees Fees. Under the Fund's Investment Advisory and Administration Agreement with Heritage Asset Management, Inc. (the "Manager" or "Heritage"), the Fund agrees to pay to the Manager a fee equal to an annualized rate of 0.75% of the first $100 million of the Fund's average daily net assets, and 0.60% of any excess over $100 million of such net assets, computed daily and payable monthly. The Manager has contractually agreed to waive its fees and, if necessary, reimburse the Fund to the extent that Class A annual operating expenses exceed 1.35% of the Class A shares average daily net assets and to the extent that the Class B and Class C annual operating expenses each exceed 2.10% of those classes' average daily net assets for the fiscal year ended September 30, 2004. Under these agreements, management fees of $111,456 were waived for the fiscal year ended September 30, 2004. If total Fund expenses fall below the expense limitation agreed to by the Manager before the end of the fiscal year ending September 30, 2006, the Fund may be required to pay the Manager a portion or all of the management fees waived. In addition, the Fund may be required to pay the Manager a portion or all of the management fees waived of $134,510 in fiscal 2003 if total Fund expenses fall below the annual expense limitations before the end of the fiscal year ending September 30, 2005. No management fees were recovered for the fiscal year ended September 30, 2004.

        The Manager has entered into a subadvisory agreement with Thornburg Investment Management, Inc. ("Thornburg") to provide to the Fund investment advice, portfolio management services (including the placement of brokerage orders) and certain compliance and other services for a fee payable by the Manager. Eagle Asset Management, Inc. ("Eagle"), a wholly owned subsidiary of Raymond James Financial, Inc. ("RJF"), serves as an additional subadviser to the Fund. However, the Manager currently has not allocated any assets of the Fund to Eagle.

        Pursuant to the Class A Distribution Plan adopted in accordance with Rule 12b-1 of the Investment Company Act of 1940, as amended, the Fund is authorized to pay the Distributor a fee equal to 0.50% of

--------------------------------------------------------------------------------
                        Heritage Growth and Income Trust
                          Notes to Financial Statements
                                   (continued)
--------------------------------------------------------------------------------

        the average daily net assets. However, at the present time the Board of Trustees has authorized payments of only 0.25% of average daily net assets. The Class B and Class C Distribution Plans provide for payments at an annual rate of up to 1.00% of the average daily net assets. Such fees are accrued daily and payable monthly. Class B shares will convert to Class A shares eight years after the end of the calendar month in which the shareholder's order to purchase was accepted. The Manager, Distributor, Fund Accountant and Shareholder Servicing Agent are all wholly owned subsidiaries of RJF.

        Raymond James & Associates, Inc. (the "Distributor" or "RJA") has advised the Fund that it generated $93,481 in front-end sales charges for Class A shares, $13,092 in contingent deferred sales charges for Class B shares and $3,754 in contingent deferred sales charges for Class C shares for the fiscal year ended September 30, 2004. From these fees, the Distributor paid commissions to salespersons and incurred other distribution costs. Agency brokerage commissions for security transactions during the same period aggregated $141,630 of which $1,685 was paid to the Distributor.

        The Manager also is the Shareholder Servicing Agent and Fund Accountant for the Fund. For providing Shareholder Servicing and Fund Accounting Services the Manager is reimbursed for expenses incurred plus an additional amount up to 10%.

        Trustees of the Fund also serve as Trustees for Heritage Cash Trust, Heritage Capital Appreciation Trust, Heritage Income Trust, and Heritage Series Trust, investment companies that are also advised by the Manager (collectively referred to as the "Heritage Mutual Funds"). Each Trustee of the Heritage Mutual Funds who is not an employee of the Manager or employee of an affiliate of the Manager received an annual fee of $18,000 and an additional fee of $3,000 for each combined quarterly meeting of the Heritage Mutual Funds attended. In addition, each independent Trustee that serves on the Audit Committee or Compliance Committee will receive $500 for attendance at their respective meeting (in person or telephonic). The Lead Independent Trustee, the Audit Committee Chair, and the Compliance Committee Chair each will receive an annual retainer of $2,500 in addition to meeting fees. Trustees' fees and expenses are paid equally by each portfolio in the Heritage Mutual Funds.

Note 5: Federal Income Taxes. The timing and character of certain income and capital gain distributions are determined in accordance with income tax regulations, which may differ from accounting principles generally accepted in the United States of America. As a result, net investment income (loss) and net realized gain (loss) from investment transactions for a reporting period may differ from distributions during such period. These book/tax differences may be temporary or permanent in nature. To the extent these differences are permanent; they are charged or credited to paid in capital or accumulated net realized loss, as appropriate, in the period that the differences arise. These reclassifications have no effect on net assets or net asset value per share. For the fiscal year ended September 30, 2004, to reflect reclassifications arising from permanent book/tax differences attributable to reclassifications of foreign currency gains and losses and distributions from R.E.I.T.s, the Fund increased (credited) undistributed net investment income and decreased (debited) accumulated net realized loss of $5,849. As of September 30, 2004, the Fund had net tax basis capital loss carryforwards in the aggregate of $3,518,204. The capital loss carryforwards may be applied to any net taxable gain until their expiration date of September 30, 2011.

        For income tax purposes, distributions paid during the fiscal years ended September 30, 2004 and 2003 were as follows:

                                 2004      2003
Distributions paid from:       --------  --------
   Ordinary Income             $595,914  $458,293
   Long-Term Capital Gains     $      0  $      0

--------------------------------------------------------------------------------
                        Heritage Growth and Income Trust
                          Notes to Financial Statements
                                   (continued)
--------------------------------------------------------------------------------

        As of September 30, 2004, the components of distributable earnings on a tax basis were as follows:

Undistributed Ordinary Income          $    256,326
Capital Loss Carryforwards             $(3,518,204)
Post October Losses                    $          0
Tax Basis Net Unrealized Appreciation  $  3,460,959

--------------------------------------------------------------------------------
                         2004 Federal Income Tax Notice
                                   (unaudited)
--------------------------------------------------------------------------------

For the fiscal year ended September 30, 2004, certain dividends paid by the Heritage Growth and Income Trust may be subject to a maximum tax rate of 15%, as provided for by the Jobs and Growth Tax Relief Reconciliation Act of 2004. The Fund designates a maximum amount of $595,914 as qualified dividend income, which is 100% of what was distributed. The information and distributions reported herein may differ from the information and distributions taxable to the shareholders for the calendar year ending December 31, 2004. Complete information will be computed and reported in conjunction with your 2004 Form 1099-DIV.

--------------------------------------------------------------------------------
        Report of Independent Registered Certified Public Accounting Firm
--------------------------------------------------------------------------------

To the Board of Trustees and
  Shareholders of Heritage Growth and Income Trust

In our opinion, the accompanying statement of assets and liabilities, including the investment portfolio, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Heritage Growth and Income Trust (the "Fund") at September 30, 2004, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at September 30, 2004 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Tampa, Florida
November 8, 2004

--------------------------------------------------------------------------------
                       Heritage Growth and Income Trust
                             Trustees and Officers
--------------------------------------------------------------------------------

                                                                                          Number of
                                                                                        Portfolios in
                                                                                          Heritage
                                                                                           Mutual
                                                                                            Funds
                                        Term of Office*                                    Complex         Other
     Name, Address        Position(s)    and Length of      Principal Occupation(s)       Overseen     Directorships
        and Age          Held with Fund   Time Served         During Past 5 years        by Trustee   Held by Trustee
---------------------------------------------------------------------------------------------------------------------
Affiliated Trustees **

    Thomas A. James         Trustee          Since        Chairman of the Board since        12          Outback
  880 Carillon Parkway        and          inception     1986; Chief Executive Officer                 Steakhouse,
St. Petersburg, FL 33716   Chairman         in 1986       of RJF since 1969; Chairman                      Inc.
          (62)                                             of the Board of RJA since
                                                          1986; Chairman of the Board
                                                             of Eagle since 1984.
---------------------------------------------------------------------------------------------------------------------

    Richard K. Riess       President         Since       Executive Vice President and        12            N/A
  880 Carillon Parkway        and            2000         Managing Director for Asset
St. Petersburg, FL 33716    Trustee          Since          Management of RJF since
          (55)                             inception       1998; CEO of Eagle since
                                            in 1986       1996; CEO of Heritage since
                                                           2000; President of Eagle,
                                                                 1995 to 2000.
---------------------------------------------------------------------------------------------------------------------

Independent Trustees

    C. Andrew Graham        Trustee          Since       First Financial Advisors, LLC       12            N/A
  880 Carillon Parkway                     inception      & Graham Financial Partners
St. Petersburg, FL 33716                    in 1986         LLC (financial planning
          (64)                                             insurance and investment
                                                             services) since 1999;
                                                             Representative of NFP
                                                           Securities, Inc. (broker-
                                                              dealer) since 2002;
                                                           Representative of Multi-
                                                          Financial Securities Corp.
                                                        (broker-dealer), 1996 to 2001.
---------------------------------------------------------------------------------------------------------------------

   William J. Meurer        Trustee          Since       Private Financial Consultant        12           Sykes
  880 Carillon Parkway                       2003         since September 2000; Board                  Enterprises,
St. Petersburg, FL 33716                                   of Directors of Tribridge                   Incorporated
          (61)                                            Consulting, Inc. (business                     (inbound
                                                          consulting services) since                       call
                                                           2000; Board of Trustees,                     systems).
                                                          Baycare HealthCare and St.
                                                         Joseph's-Baptist Health Care
                                                          since 2000; Advisory Board,
                                                        Bisk Publishing, Inc. (distance
                                                        learning provider) since 2000;
                                                           Managing Partner, Central
                                                          Florida of Arthur Andersen
                                                          LLP, 1987 to 2000; Managing
                                                          Partner, Florida Audit and
                                                         Business Advisory Services of
                                                           Arthur Andersen, 1997 to
                                                                     2000.
---------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Heritage Growth and Income Trust
                             Trustees and Officers
--------------------------------------------------------------------------------

                                                                                                Number of
                                                                                              Portfolios in
                                                                                                Heritage
                                                                                                 Mutual
                                                                                                  Funds
                                                Term of Office*                                  Complex         Other
         Name, Address            Position(s)    and Length of     Principal Occupation(s)      Overseen     Directorships
            and Age              Held with Fund   Time Served        During Past 5 years       by Trustee   Held by Trustee
---------------------------------------------------------------------------------------------------------------------------
Independent Trustees (continued)

        James L. Pappas             Trustee          Since       Lykes Professor of Banking        12             N/A
      880 Carillon Parkway                           1989         and Finance since 1986 at
    St. Petersburg, FL 33716                                    University of South Florida;
              (61)                                              President, Graduate School of
                                                                     Banking since 1995;
                                                                 Immediate Past Chairman of
                                                                   the Board, Tampa Museum
                                                                           of Art.
---------------------------------------------------------------------------------------------------------------------------

       David M. Phillips            Trustee          Since       Chief Executive Officer of        12             N/A
      880 Carillon Parkway                         inception       Evare LLC (information
    St. Petersburg, FL 33716                        in 1986     services); Chairman Emeritus
              (65)                                              of CCC Information Services,
                                                                Inc.; Executive in Residence,
                                                                     University of North
                                                                   Carolina - Wilmington,
                                                                        2000 to 2003.
---------------------------------------------------------------------------------------------------------------------------

          Eric Stattin              Trustee          Since      Private Investor since 1988.       12             N/A
      880 Carillon Parkway                           1987
    St. Petersburg, FL 33716
              (71)
---------------------------------------------------------------------------------------------------------------------------

       Deborah L. Talbot            Trustee          Since       Consultant/Advisor; Member,       12             N/A
      880 Carillon Parkway                           2002             Academy of Senior
    St. Petersburg, FL 33716                                    Professionals, Eckerd College
              (54)                                               since 1998; Member, Dean's
                                                                 Advisory Board of Fogelman
                                                                     School of Business,
                                                                 University of Memphis since
                                                                 2002; Founder, Chairman of
                                                                   the Board, the Creative
                                                                         Tampa Bay.
---------------------------------------------------------------------------------------------------------------------------

Officers

           K.C. Clark              Executive         Since      Executive Vice President and       N/A            N/A
      880 Carillon Parkway            Vice           2000        Chief Operating Officer of
    St. Petersburg, FL 33716       President                     Heritage since 2000; Senior
              (45)                    and            Since       Vice President - Operations
                                   Principal         2004           and Administration of
                                   Executive                       Heritage, 1998 to 2000;
                                    Officer,                     Trustee, University of West
                                     Chief                           Florida since 2001.
                                   Compliance
                                    Officer
---------------------------------------------------------------------------------------------------------------------------

       Andrea N. Mullins           Treasurer         Since           Treasurer and Vice            N/A            N/A
      880 Carillon Parkway            and            2003          President - Finance of
    St. Petersburg, FL 33716       Secretary                      Heritage since 2003; Vice
              (37)                                   Since       President - Fund Accounting
                                                     2004        of Heritage, 1996 to 2003.
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Heritage Growth and Income Trust
                             Trustees and Officers
--------------------------------------------------------------------------------

                                                                                         Number of
                                                                                       Portfolios in
                                                                                         Heritage
                                                                                          Mutual
                                                                                           Funds
                                        Term of Office*                                   Complex         Other
     Name, Address        Position(s)    and Length of     Principal Occupation(s)       Overseen     Directorships
        and Age          Held with Fund   Time Served        During Past 5 years        by Trustee   Held by Trustee
--------------------------------------------------------------------------------------------------------------------
Officers (continued)

   Deborah A. Malina       Assistant      Since 2000     Compliance Administrator of        N/A            N/A
  880 Carillon Parkway     Secretary                    Heritage since 2000; Assistant
St. Petersburg, FL 33716                                  Supervisor of Operations,
          (38)                                           Heritage, from 1997 to 2000.
--------------------------------------------------------------------------------------------------------------------

The Trust's Statement of Additional Information includes additional information about the Trustees and officers and is available, without charge, upon request, by calling (800) 421-4184.

* Trustees serve for the lifetime of the Trust or until they are removed, resign or retire. The Board has adopted a retirement policy that requires Trustees to retire at the age of 72 for those Trustees in office prior to August 2000, and at the age 70 for those Trustees who are elected to office after August 2000. Officers are elected annually for one year terms.

** Messrs. James and Riess are "interested" persons of the Trust as that term is defined by the Investment Company Act of 1940. Mr. James is affiliated with RJA and RJF. Mr. Riess is affiliated with Heritage and RJF.

                         [LOGO] Heritage FAMILY OF FUNDS
                       The Intelligent Creation of Wealth
                         (727) 567-8143 . (800) 421-4184
                             www.Heritage Funds.com

                  Raymond James & Associates, Inc. Distributor
                       Member New York Stock Exchange/SIPC
              Not FDIC Insured . May Lose Value . No Bank Guarantee

For more complete information, including fees, risks and expenses, contact your financial advisor or call Heritage Family of Funds at (800) 421-4184 for a prospectus. Read the prospectus carefully before you invest or send money. This report is for the information of shareholders of Heritage Growth and Income Trust. A description of the Fund's proxy voting policies, procedures and information regarding how the Fund voted proxies relating to portfolio securities during the 12-month period ended June 30, 2004 is available without charge upon request, by calling the Heritage Family of Funds, toll-free at the number above or by accessing the SEC's website at http://www.sec.gov.